UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGNC Investment Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement of AGNC Investment Corp. ("AGNC"), dated March 13, 2020, furnished to AGNC stockholders in connection with the solicitation of proxies by the Board of Directors of AGNC for use at the Annual Meeting of Stockholders to be held on Thursday, April 23, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 7, 2020.

THE NOTICE OF CHANGE OF LOCATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2020

Dear AGNC Investment Corp. Stockholders,

Following the recommendations to limit large group gatherings from the U.S. Centers for Disease Control and Prevention, the Executive Order issued by the Governor of the State of Maryland mandating limits on the type and size of gatherings, and to support the health and well-being of our stockholders, employees and community due to the evolving impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of AGNC Investment Corp. (the "Annual Meeting") has been changed. The annual meeting will be held solely by remote communication in a virtual-only format. You will not be able to attend the meeting in person at a physical location. The previously announced date and time of the annual meeting (Thursday, April 23, 2020 at 9:00 a.m., Eastern Time) has not changed.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee. The Annual Meeting will be held at https://computershare.lumiagm.com/m#/203148043. The password for the meeting is AGNC2020, and the Meeting ID is 203-148-043. You may vote your shares and will have the opportunity to submit questions during the virtual only meeting by following the instructions available on the meeting website. Stockholders should refer to the Rules of Conduct that will be posted on the meeting website.

To Attend the Annual Meeting as a Beneficial Owner
Stockholders who hold shares in street name or through an intermediary, such as a bank or broker, must register in advance to attend the Annual Meeting. To register to attend the Annual Meeting, stockholders must submit proof of proxy power (legal proxy) reflecting the stockholder’s AGNC holdings along with the stockholder’s name and email address to Computershare, AGNC’s transfer agent and virtual meeting provider at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. ET on April 20, 2020. Stockholders who register in the manner described above will receive a confirmation of registration by email after Computershare receives your registration materials and will be able to vote their shares and submit questions during the Annual Meeting.

To Attend the Annual Meeting as a Stockholder of Record
If you were a stockholder of record as of the record date and have your control number, you may vote your shares and submit questions during the Annual Meeting by following the instructions available on the virtual meeting website during the meeting. Registered stockholders must enter the control number found on their proxy card or notice, or email you previously received. Stockholders of record or registered stockholders are those stockholders whose shares are registered in their name on the books and records of our transfer agent and are not held through a bank, broker or other nominee.

The proxy statement and annual report are available on our website at www.AGNC.com/2020proxymaterials. A list of stockholders of the Company shall be available for examination during the meeting by stockholders on the virtual meeting platform.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,

Kenneth L. Pollack
Senior Vice President and Secretary